UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): June 12, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On June 17, 2013 (the “Execution Date”), a wholly owned subsidiary (the “Buyer”) of Par Petroleum Corporation, a Delaware corporation (the “Company”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Tesoro Corporation, a Delaware corporation (the “Seller”), and solely for the limited purposes set forth in the Purchase Agreement, Tesoro Hawaii, LLC, a Hawaii limited liability company (“TSO Hawaii”). Pursuant to the Purchase Agreement, Buyer will purchase from the Seller all of the issued and outstanding units representing the membership interests in TSO Hawaii (the “Purchased Units”), and indirectly TSO Hawaii’s wholly owned subsidiary, Smiley’s Super Service, Inc., a Hawaii corporation (the “Acquired Subsidiary”). TSO Hawaii and the Acquired Subsidiary own, operate and use (i) a petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii (the “Refinery”), (ii) certain pipeline assets, floating pipeline mooring equipment, and refined products terminals, and (iii) retail assets selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii.

Set forth below are certain material terms of the Purchase Agreement:

Purchase Price and Earnout Payments: Buyer has agreed to purchase the Purchased Units for $75 million, payable in cash at the closing of the Purchase Agreement, plus or minus adjustments for net working capital, plus adjustments for inventories at closing and plus certain contingent earnout payments of up to $40 million. The earnout payments, if any, are to be paid annually following each of the three calendar years beginning January 1, 2014 through the year ending December 31, 2016, in an amount equal to 20% of the consolidated annual gross margin of TSO Hawaii in excess of $165 million during such calendar years, with an annual cap of $20 million. In the event that the Refinery ceases operations or in the event Buyer disposes of any facility used in the acquired business, Buyer’s obligation to make earnout payments could be modified and/or accelerated as provided in the Purchase Agreement.

Deposit: As consideration for the Seller’s entry into the Purchase Agreement, Buyer made a deposit against the purchase price for the Purchased Units of $25 million (the “Deposit”). The Deposit will be returned to Buyer in the event that the Purchase Agreement is terminated (i) by the mutual agreement of the parties thereto, (ii) in the event of certain breaches by the Seller of the representations, warranties and covenants contained in the Purchase Agreement, and (iii) following a casualty event with an estimated cost of greater than $20 million; provided, however, in a casualty event the amount to be returned is reduced by the amount of losses sustained by Seller in the refinery startup (as described below), including crude purchases.

Refinery Startup Activities: Prior to the Execution Date, the Seller had commenced activities to shutdown the Refinery and convert it into an import terminal. The Purchase Agreement contains certain pre-closing covenants, including covenants related to the startup of operations at the Refinery (the “Refinery Startup Activities”). The expenses associated with the Refinery Startup Activities are currently estimated to be $27 million (the “Startup Expenses”). Pursuant to the terms of the Purchase Agreement, Buyer is obligated to make a deposit of $15 million for the Startup Expenses within seven days of the Execution Date. The next $5 million of Startup Expenses will be borne by the Seller, with all Startup Expenses in excess of $20 million to be borne by Buyer. In the event the Startup Expenses exceed $20 million, Buyer is obligated to make an additional deposit of $7 million for the Startup Expenses within three business days of notice by the Seller. The Seller shall draw upon the deposit as expenses are incurred.

Closing Conditions: The closing of the Purchase Agreement is subject to certain customary closing conditions, including the obtaining of the necessary consents and approvals to the purchase of the Purchased Units and no material adverse effect on the business and operations of TSO Hawaii since the Execution Date. The closing of the Purchase Agreement is also conditioned upon (i) the Seller’s completion of the Refinery Startup Activities in all material respects and the delivery of an operational Refinery, (ii) the Seller’s provision of certain operational software for the benefit of Buyer, and (iii) the provision by Buyer to the Seller of reasonable confirmation that the adjusted net worth of Buyer immediately prior to the Closing shall equal or exceed $150 million. The closing of the Purchase Agreement will take place on the second business day following the satisfaction of the closing conditions contained in the Purchase Agreement, or on such other date to which the Seller and Buyer may mutually agree.

Representations, Warranties and Covenants: The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type.

Non-Solicitation and Non-Competition: The Purchase Agreement provides that, for a period of five years after the closing, Buyer may not, and may not permit any of its affiliates to solicit any employees of the Seller or its affiliates, without the written consent of the Seller. The Purchase Agreement also provides that during the same five year period, the Seller will not engage in the business of owning and operating refinery, terminal or retail assets in the State of Hawaii.

Casualty: Except for the representations and warranties in the Purchase Agreement, the assets are to be acquired “as-is, where-is” but in the event that any tangible assets of the acquired business are destroyed or damaged prior to the closing by a casualty, the Purchase Agreement provides for the repair or replacement of such assets, or for a purchase price reduction, if the damage would reasonably be expected to exceed $5 million. If the estimated cost of such casualty is greater than $20 million, the Purchase Agreement can be terminated by either party, provided, however, if Buyer is ready and able to proceed to a closing and agrees in writing to (i) waive certain closing conditions related to the Refinery Startup Activities and (ii) hold closing within five business days of such agreement, the Seller may not elect to terminate the Purchase Agreement.

Indemnification:

The representations and warranties made by the parties in the Purchase Agreement survive for a period of 18 months after the date of closing except that the fundamental representations, including representations related to organization and qualification, authority and enforceability, the membership interests of TSO Hawaii, capitalization, brokers, and taxes, survive until the thirtieth (30th) day following the applicable statute of limitations.

The Seller agreed to indemnify Buyer for claims and losses arising out of or related to breaches of representations, warranties and covenants of the Seller in the Purchase Agreement, certain retained liabilities, and certain taxes. Buyer agreed to indemnify the Seller for claims and losses arising out of or related to breaches of representations, warranties and covenants of Buyer in the Purchase Agreement, certain assumed liabilities, ownership of the membership interest of TSO Hawaii and the Acquired Subsidiary, and the operation of the acquired business after the closing date, obligations of Buyer with respect to employees and employee benefits, and certain obligations with respect to earnout payments, certain contracts, certain inventories and certain refinery turnaround obligations.

Buyer may not make a claim for breaches of representations, warranties and covenants, against the Seller unless an individual occurrence or event exceeds (i) $5,000 for retail assets, (ii) $25,000 for logistics assets and (iii) $100,000 for an asset related to the Refinery. No claim can be made against Buyer for breaches of representations, warranties and covenants unless the individual occurrence or event exceeds $10,000. No claims for indemnification for breaches of representations, warranties and covenants can be made unless the aggregate amount of all claims and losses, excluding claims less than the minimum amounts specified above, exceeds $500,000. The maximum amount that the parties will be required to pay in respect to indemnity claims with respect to breaches of representations, warranties and covenants is $2,500,000. Claims related to the fundamental representations are not subject to the limitations enumerated above. Indemnification claims arising from or related to environmental laws are governed by an Environmental Agreement to be entered into among the parties at closing.

Buyer Guaranty

The Company will guarantee all obligations of Buyer under the Purchase Agreement and a Pre-Closing Transition Services Agreement prior to closing. After closing of the Purchase Agreement, the Company’s guaranty will be limited to Buyer’s earnout payment obligations.

Debt Financing Commitments

In connection with its entry into the Purchase Agreement and to finance the operations of the business of TSO Hawaii after the acquisition thereof, the Company obtained commitment letters to enter into financing arrangements and commodity swap transactions with certain third party lenders or counterparties, including (i) crude oil supply and intermediation arrangements (involving the purchase, storage, transport, logistics, and related exchange mechanism necessary to facilitate delivery and processing of crude oil and refined product inventory at the Refinery), and (ii) a senior secured asset-based credit facility of up to $125,000,000.

Private Offering Commitment

In connection with its entry into the Purchase Agreement, the Company obtained a binding commitment from a group of accredited investors pursuant to which the investors will purchase in the aggregate $200,000,000 of shares of Company’s common stock (“Common Stock”), par value $0.01 per share, in a private placement (the “Offering”), at a price of $1.39 per share, pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended.

Fairness Opinion

The fairness, from a financial point of view, of the Offering to the Company, was opined upon for a special committee of the Board of Directors of the Company by its independent financial advisor.

Texadian Uncommitted Credit Agreement

On June 12, 2013, Texadian Energy, Inc. (“Texadian”), a wholly owned subsidiary of the Company, and Texadian’s wholly owned subsidiary Texadian Energy Canada Limited (“Texadian Canada,” and together with Texadian, the “BNP Borrowers”) entered into an uncommitted credit agreement with BNP Paribas, as the initial lender party thereto, and BNP Paribas, as the administrative agent and collateral agent for the lenders and as an issuing bank (the “Uncommitted Credit Agreement”). The Uncommitted Credit Agreement provides for loans and letters of credit, on an uncommitted and absolutely discretionary basis, in an aggregate amount at any one time outstanding not to exceed $50.0 million. Loans and letters of credit issued under the Uncommitted Credit Agreement are secured by a security interest in and lien on substantially all of the BNP Borrowers’ assets, including, but not limited to, cash, accounts receivable, and inventory, a pledge by Texadian of 65% of its ownership interest in Texadian Canada, and a pledge by the Company of 100% of its ownership interest in Texadian. The BNP Borrowers agreed to pay certain fees with respect to the loans and letters of credit made available to the BNP Borrowers under the Uncommitted Credit Agreement, including an up-front fee, an origination fee, a minimum compensation fee, a collateral audit fee, and fees with respect to letters of credit. The Uncommitted Credit Agreement requires the BNP Borrowers to comply with various affirmative and negative covenants affecting its business, and Texadian must comply with certain financial maintenance covenants.

The foregoing description of the Uncommitted Credit Agreement is qualified in its entirety by reference to the Uncommitted Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Sixth Amendment to Delayed Draw Term Loan Credit Agreement

On June 12, 2013, the Company and certain subsidiaries of the Company (the “Guarantors”) entered into a Sixth Amendment (the “Sixth Amendment”) to Delayed Draw Term Loan Credit Agreement (as amended from time to time, including the Sixth Amendment and the Seventh Amendment (as described below), the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Delta, Ltd., ZCOF Par Petroleum Holdings, L.L.C., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterston Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, Ltd., Waterston Offshore BLR Fund Ltd., Waterstone Distressed Opportunities BLR Fund Ltd., Waterstone Offshore AD BLR Fund Ltd. and Highbridge International, LLC (collectively, the “Lenders”).

Set forth below are certain material terms of the Sixth Amendment:

Pledge of Equity Interests. Pursuant to the Sixth Amendment, the terms of the Credit Agreement were amended to expressly permit the Company to pledge its equity interests in Texadian to secure the loans and other obligations of Texadian and Texadian Canada under the Uncommitted Credit Agreement.

Capital Contributions. The Sixth Amendment amended the terms of the Credit Agreement to permit the Company to make up to an aggregate amount of $5 million of capital contributions and/or loans to Texadian per year.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Seventh Amendment to Delayed Draw Term Loan Credit Agreement

In connection with the Company’s entry into the Purchase Agreement, on June 17, 2013, the Company and the Guarantors entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with the Agent and the Lenders.

Set forth below are certain of the material terms of the Seventh Amendment:

Lender Consent to Purchase Agreement. Pursuant to the Seventh Amendment, the Lender consented to the execution of the Purchase Agreement by Buyer, and the performance of its obligations thereunder.

Lender Consent to Refinery Startup Reimbursement. Pursuant to the Seventh Amendment, the Lenders consented to the payment by the Company or Buyer of a cash deposit of up to $25 million, in addition to the reimbursement obligations specified in the Purchase Agreement in connection with the Refinery Startup Activities.

Lender Consent to the Consummation of the Acquisition of TSO Hawaii. Pursuant to the Seventh Amendment, the Lenders consented to the Company’s use of any advance under the Credit Agreement to consummate the acquisition of TSO Hawaii pursuant to the Purchase Agreement.

Lender Consent to Purchase Agreement Guaranty. Pursuant to the Seventh Amendment, the Lenders consented to the execution the Company’s guaranty of certain obligations of Buyer under the Purchase Agreement, as further described above.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Uncommitted Credit Agreement, the Sixth Amendment and the Seventh Amendment is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing Buyer’s acquisition of TSO Hawaii. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Uncommitted Credit Agreement dated as of June 12, 2013, by and among Texadian Energy, Inc., Texadian Energy Canada Limited and BNP Paribas.

10.2	Sixth Amendment to Delayed Draw Term Loan Credit Agreement dated as of June 12, 2013, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

10.3	Seventh Amendment to Delayed Draw Term Loan Credit Agreement dated as of June 17, 2013, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

99.1	Press Release dated June 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: June 17, 2013	/s/ R. Seth Bullock
R. Seth Bullock Chief Financial Officer